UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2022

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55993	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Capital Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2022, the Board of Directors of Nocera, Inc., a Nevada corporation (the “Company”), accepted the resignation of Mr. Hsian-Wen (Stan) Yu as the Chief Operating Officer of the Company. On September 1, 2022, the Board appointed Mr. Hong-Wen (Howard) Ruan (age 55) as the Chief Operating Officer of the Company.

Prior to joining the Company, Mr. Ruan served as the Director of Business Development for STARBIT Innovation Co., Ltd. from January 2022. From April 2021 to January 2022, Howard served as the Financial Controller for Chinan Biomedical Technology, Inc. From May 2019 to January 2022, Mr. Ruan was the Spokesman of Yong Li United Corporation. From June 2017 to May 2019, Mr. Ruan served as a member of the Board of Directors of Sunlex Energy Corporation. Over a distinguished career, Mr. Ruan has helped raise capital for start-ups and small and microcap companies in both the public and private sectors. Mr. Ruan holds a master’s degree in Business Administration from National Cheng Kung University, Taiwan.

The Company and Mr. Ruan entered into an employment agreement, dated September 1, 2022 (the “Agreement”), pursuant to which Mr. Ruan agreed to serve as the Chief Operating Officer of the Company. The term of the Agreement is two years unless terminated by the Company or Mr. Ruan. Unless terminated by either party upon notice to the other party within 30 days of the end of the term of the Agreement, the Agreement will automatically renew on a month-to-month basis.

Under the Agreement, the Company has agreed to pay Mr. Ruan a monthly salary of $1,350 for the first three months of probation. The salary can be adjusted based on performance and responsibility.

The Company may terminate the Agreement for cause, including (a) the commission of any act by Mr. Ruan which, if prosecuted, would constitute a felony; (b) any material act or omission involving malfeasance or negligence in the performance of employment duties which has a material adverse effect on the Company and which has not been corrected in 30 days after written notice from the Company; (c) the failure or refusal by Mr. Ruan to comply with the policies of the Company contained in any Company handbook or with the provisions of the Agreement if not cured within ten (10) days after the receipt of written notice from the Board of Directors; (d) Mr. Ruan’s prolonged absence without the consent of the Company; (e) Mr. Ruan’s gross negligence of his duties or willful insubordination to the Board of Directors or his superior officers; (f) the death of Mr. Ruan; (g) delivery of written notice of termination by the Company after Mr. Ruan has become unable to perform Mr. Ruan’s services by reason of illness or incapacity, which illness or incapacity results in Mr. Ruan’s failure to discharge Mr. Ruan’s duties under the Agreement for an aggregate total of sixty (60) days (whether consecutive or nonconsecutive) during any one hundred and eighty (180) day period.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated September 1, 2022, between Nocera, Inc. and Mr. Hong-Wen Ruan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: September 1, 2022	By: /s/ Yin-Chieh Cheng
Name: Yin-Chieh Cheng
Title: Chief Executive Officer
(Principal Executive Officer)

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